Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-______) of our report dated March 15, 2010 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in the 2009 Annual Report to Shareholders, which is incorporated by reference in LIN TV Corp.'s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
May 17, 2010